UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2014

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Consent and Amendment No. 1 to Fourth Amended and Restated Credit Agreement

On August 6, 2014, Eagle Bulk Shipping Inc. (the “Company”) commenced a voluntary prepackaged case (the “Prepackaged Case”) under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Court”). Through the Prepackaged Case, the Company seeks to implement a balance sheet restructuring pursuant to the terms of its prepackaged plan of reorganization filed with the Court (the “Plan”). In connection with the filing of the Plan, on August 6, 2014, the Company entered into that certain Consent and Amendment No. 1 (the “Amendment”) to its existing Fourth Amended and Restated Credit Agreement, by and among the Company, Wilmington Trust (London) Limited, as successor to the Royal Bank of Scotland plc, as Prepetition Agent and Prepetition Security Trustee (the “Prepetition Security Trustee”), and the lenders party thereto (the Fourth Amended and Restated Credit Agreement, as amended by the Amendment, the “Credit Agreement”) to facilitate the Company’s entry into the DIP Loan Facility and associated DIP Loan Security Agreement, DIP Loan Pledge Agreement and DIP Loan Ship Mortgages (each as defined below) and the granting of first-priority liens on all assets of the Company and the Guarantors (as defined below), subject to certain exceptions, and to amend the definition of “Security Period” in the Credit Agreement, the General Security Agreement, and the Pledge Agreement (as such terms are defined in the Credit Agreement), each as described below.

DIP Credit Facility

1.	Senior Secured Debtor-in-Possession Term Loan Agreement

On August 8, 2014, the Court entered an interim order (the “Interim Order”) authorizing the Company’s entry into the DIP Loan Facility. The Company’s entry into the DIP Loan Facility remains subject to final approval by the Court.

Following the entry of the Interim Order, on August 8, 2014, the Company entered into a senior secured debtor-in-possession term loan agreement (the “DIP Loan Facility”) among the Company, the subsidiary guarantors from time to time party thereto (the “Guarantors”), the lenders party thereto (the “DIP Lenders”), Wilmington Trust (London) Limited, as DIP Agent and Security Trustee (the “DIP Security Trustee”) and Goldman Sachs Lending Partners LLC, as Sole Bookrunner and Sole Lead Arranger.

The DIP Loan Facility has a nine-month term, subject to a three month extension at the option of the Company (the “Extension Option”) provided no default or Event of Default has occurred thereunder and upon payment by the Company of an extension fee to the DIP Lenders equal to 0.75% of each DIP Lender’s commitment thereunder, unless prior to the end of such nine month period, the Plan is confirmed pursuant to an order entered by the Court, in which case, the DIP Loan Facility will terminate on the date of such confirmation. The amount committed and made available under the DIP Loan Facility is $50 million, of which $25 million is available following the entry of the Interim Order. The DIP Loan Facility bears interest at a rate of LIBOR plus an applicable margin of (i) 5.00% or (ii) upon the exercise of the Extension Option, 7.00%.

The DIP Loan Facility has a minimum liquidity covenant of $22.5 million and a maximum capital expenditures covenant, each tested as of the end of each fiscal monthly period, and a budget compliance covenant tested on a rolling four-week look-back basis, commencing with the four-week period ending on August 29, 2014 and on each four week anniversary of such date.

The DIP Loan Facility is secured by first-priority liens on all assets of the Company and the Guarantors for the benefit of the secured parties thereunder (the “DIP Loan Secured Parties”), except for such assets as otherwise provided for in the Court order related to the DIP Loan Facility, and subject to certain exceptions and permitted liens.

2.	Security Agreement

In connection with the DIP Loan Facility, on August 8, 2014, the Company entered into a security agreement (the “DIP Loan Security Agreement”) among the Company, the Guarantors, and the DIP Security Trustee, pursuant to which the Company and the Guarantors granted a security interest in certain collateral to the DIP Security Trustee for the benefit of the DIP Loan Secured Parties.

3.	Pledge Agreement

In connection with the DIP Loan Facility, on August 8, 2014, the Company and Eagle Shipping International (USA) LLC entered into a pledge agreement (the “DIP Loan Pledge Agreement”) among the Company, Eagle Shipping International (USA) LLC and the DIP Security Trustee, pursuant to which the Company and Eagle Shipping International (USA) LLC granted a security interest in the equity interests of the Guarantors to the DIP Security Trustee for the benefit of the DIP Loan Secured Parties.

4.	Ship Mortgages

In connection with the DIP Loan Facility, on August 11, 2014, the ship-owning Guarantors each entered into a ship mortgage (each, a “DIP Loan Ship Mortgage”) among each such Guarantor and the DIP Security Trustee, pursuant to which each such Guarantor granted security interests in the ships and related assets owned by such Guarantor to the DIP Security Trustee for the benefit of the DIP Loan Secured Parties.

DIP Financing Intercreditor Agreement

In connection with the DIP Loan Facility, on August 8, 2014, the Company entered into an intercreditor agreement (the “Intercreditor Agreement”) among the Company, the Guarantors, the Prepetition Security Trustee and the DIP Security Trustee. The Intercreditor Agreement governs the relative rights of the DIP Loan Secured Parties and the lenders under the Credit Agreement and certain other matters relating to priority and the administration and enforcement of security interests.

The foregoing summaries are qualified in their entirety by reference to the Amendment, the DIP Loan Facility, the DIP Loan Security Agreement, the DIP Loan Pledge Agreement, the form of DIP Loan Ship Mortgage and the Intercreditor Agreement, attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and incorporated herein by reference.

Amendment to Restructuring Support Agreement

On August 7, 2014, the Company received the consent (the “RSA Consent”) of the “Majority Consenting Lenders” (as such term is defined in the Restructuring Support Agreement (the “RSA”), dated as of August 6, 2014, among the Company, each of its direct and indirect subsidiaries and certain lenders under the Fourth Amended and Restated Credit Agreement) to extend certain of the milestones in the RSA. The details of the RSA were previously described on the Company’s Current Report on Form 8-K filed on August 6, 2014.

Under the RSA Consent, the deadlines for the occurrence of the confirmation hearing and the entry of the final DIP order were extended by six (6) days to September 18, 2014. In addition, the deadlines for (i) the entry of the confirmation order approving the adequacy of the Disclosure Statement (as such term is defined in the RSA), the Company’s prepetition solicitation letters to the lenders under the Credit Agreement and the confirmation of the Plan by the Court and (ii) the effective date of the Plan were also extended by six (6) days to September 26, 2014 and October 11, 2014, respectively.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description

10.1

Consent and Amendment No. 1 to Fourth Amended and Restated Credit Agreement, dated as of August 6, 2014, among Eagle Bulk Shipping Inc., certain of its subsidiaries, Wilmington Trust (London) Limited, as successor agent and successor security trustee and the lenders party thereto.

10.2

DIP Loan Facility, dated as of August 8, 2014, among Eagle Bulk Shipping Inc., the Guarantors party thereto, the lenders party thereto, Wilmington Trust (London) Limited, as DIP Agent and DIP Security Trustee and Goldman Sachs Lending Partners LLC, as Sole Bookrunner and Sole Lead Arranger.

10.3	DIP Loan Security Agreement, dated as of August 8, 2014, among Eagle Bulk Shipping Inc., the guarantors party thereto and Wilmington Trust (London) Limited, as DIP Security Trustee.
10.4	DIP Loan Pledge Agreement, dated as of August 8, 2014, among Eagle Bulk Shipping Inc., Eagle Shipping International (USA) LLC and Wilmington Trust (London) Limited, as DIP Security Trustee.
10.5	Form of Preferred Marshall Islands Mortgages, each to be dated as of August 11, 2014, each between the guarantor party thereto and Wilmington Trust (London) Limited, as DIP Security Trustee.
10.6

DIP Intercreditor Agreement, dated as of August 8, 2014, among Eagle Bulk Shipping Inc., the Guarantors, Wilmington Trust (London) Limited, as Prepetition Security Trustee and Wilmington Trust (London) Limited, as DIP Security Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: August 11, 2014	By:	/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Chief Financial Officer